EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                                   28TH FLOOR
                           ONE SOUTHEAST THIRD AVENUE
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600
                                ATTORNEYS AT LAW

                                 April 19, 1999

Aviation Sales Company
6905 N.W. 25th Street
Miami, Florida 33122

         RE:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Aviation Sales Company, a Delaware corporation (the "Company"), with respect to the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering for sale by the Company and several selling stockholders under the Securities Act of 1933, as amended (the "Securities Act"), up to 4,025,000 shares of common stock of the Company, $.001 par value (the "Common Stock").

         Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, the minutes of the meetings of the Board of Directors of the Company and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Common Stock, if and when issued and paid for in accordance with the terms of the Underwriting Agreement by and among the Company, Salomon Smith Barney, Inc., BT Alex.
Brown Incorporated, Robert W. Baird & Co. Incorporated and Warburg Dillon Read LLC, as representatives of the several underwriters, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                              Very truly yours,

                                              AKERMAN, SENTERFITT & EIDSON, P.A.